EXHIBIT 4.1

                          STANDARD MOTOR PRODUCTS, INC.
                           2006 OMNIBUS INCENTIVE PLAN



                             EFFECTIVE MAY 18, 2006

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CONTENTS

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION........................1
ARTICLE 2. DEFINITIONS.................................................1
ARTICLE 3. ADMINISTRATION..............................................7
ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS..............8
ARTICLE 5. ELIGIBILITY AND PARTICIPATION..............................10
ARTICLE 6. STOCK OPTIONS..............................................10
ARTICLE 7. STOCK APPRECIATION RIGHTS..................................12
ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS................13
ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES.......................14
ARTICLE 10. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS............15
ARTICLE 11. TRANSFERABILITY OF AWARDS.................................16
ARTICLE 12. PERFORMANCE MEASURES......................................16
ARTICLE 13. NONEMPLOYEE DIRECTOR AWARDS...............................18
ARTICLE 14. DIVIDEND EQUIVALENTS......................................18
ARTICLE 15. BENEFICIARY DESIGNATION...................................18
ARTICLE 16. RIGHTS OF PARTICIPANTS....................................18
ARTICLE 17. CHANGE OF CONTROL.........................................19
ARTICLE 18. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION......20
ARTICLE 19. WITHHOLDING...............................................20
ARTICLE 20. SUCCESSORS................................................21
ARTICLE 21. GENERAL PROVISIONS........................................21

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                          STANDARD MOTOR PRODUCTS, INC.
                           2006 OMNIBUS INCENTIVE PLAN


ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT. Standard Motor Products, Inc., a New York corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan (hereinafter referred to as the "Plan"), as set forth in this document.

    This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

    This Plan shall become effective upon shareholder approval (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

    1.2 PURPOSE OF THIS PLAN. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

    1.3 DURATION OF THIS PLAN. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.


ARTICLE 2. DEFINITIONS

    Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

   2.1 "AFFILIATE" shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

   2.2 "ANNUAL AWARD LIMIT" or "ANNUAL AWARD LIMITS" have the meaning set forth in Section 4.3.

   2.3 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

   2.4 "AWARD AGREEMENT" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

   2.5 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

   2.6 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

   2.7 "CASH-BASED AWARD" means an Award, denominated in cash, granted to a Participant as described in Article 10.

   2.8 "CAUSE" means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant, as determined by the Committee in its sole discretion:

          (a) Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or Director after reasonable notice to the Participant of that failure;

          (b) Misconduct that materially injures the Company or any Subsidiary or Affiliate;

          (c) Conviction of, or entering into a plea of nolo contendere to, a felony; or

          (d) Breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

    2.9   "CHANGE OF CONTROL" means any of the following events:

          (a) The acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
               Section 2.9, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.9(c); provided, however, the acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power shall not constitute a Change in Control if Standard Motor Products, Inc. maintains a Beneficial Ownership of more than fifty percent (50%) of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors;

          (b) Individuals who constitute the Board as of the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

          (c) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including individuals deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this
               Section 2.9) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    2.10 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

    2.11  "COMMITTEE"   means  the  Compensation   and  Management   Development
          Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

    2.12 "COMPANY" means Standard Motor Products, Inc., a New York corporation, and any successor thereto as provided in Article 20 herein.

    2.13 "COVERED EMPLOYEE" means any salaried Employee who is or may become a "Covered Employee," as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

    2.14 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

    2.15  "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

    2.16 "EMPLOYEE" means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

    2.17 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

    2.18 "FAIR MARKET VALUE" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the average between the reported high and low selling price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

    2.19 "FULL VALUE AWARD" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

    2.20 "GRANT DATE" means the date an Award is granted to a Participant pursuant to the Plan.

    2.21 "GRANT PRICE" means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

    2.22 "INCENTIVE STOCK OPTION" or "ISO" means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

    2.23 "INSIDER" shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

    2.24 "NET INCOME" means the consolidated net income before taxes for the Plan Year, as reported in the Company's annual report to shareholders or as otherwise reported to shareholders.

    2.25  "NONEMPLOYEE DIRECTOR" means a Director who is not an Employee.

    2.26 "NONEMPLOYEE DIRECTOR AWARD" means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

    2.27 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

    2.28 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

    2.29 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

    2.30 "OTHER STOCK-BASED AWARD" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

    2.31 "PARTICIPANT" means any eligible individual as set forth in Article 5 to whom an Award is granted.

    2.32 "PERFORMANCE-BASED COMPENSATION" means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

    2.33 "PERFORMANCE MEASURES" means measures as described in Article 12 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

    2.34 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

    2.35 "PERFORMANCE SHARE" means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

    2.36 "PERFORMANCE UNIT" means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

    2.37 "PERIOD OF RESTRICTION" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

    2.38  "PERSON"  shall  have the  meaning  ascribed  to such term in  Section
          3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

    2.39 "PLAN" means the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan.

    2.40  "PLAN YEAR" means the calendar year.

    2.41 "PRIOR PLANS" means the Company's (a) 2004 Omnibus Stock Option Plan of Standard Motors Products, Inc., (b) the 1994 Omnibus Stock Option Plan of Standard Motor Products, Inc., (c) the 2004 Standard Motor Products, Inc. Independent Directors Stock Option Plan and (d) the 1996 Standard Motor Products, Inc. Independent Directors' Stock Option Plan.

    2.42  "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
          Article 8.

    2.43 "RESTRICTED STOCK UNIT" means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant date.

    2.44 "SHARE" means a share of common stock of the Company, $2.00 par value per share.

    2.45 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

    2.46 "SUBSIDIARY" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

    2.47 "THIRD PARTY SERVICE PROVIDER" means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.


ARTICLE 3. ADMINISTRATION

    3.1 GENERAL. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

    3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

    3.3 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.


ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

    4.1  NUMBER OF SHARES AVAILABLE FOR AWARDS.

          (a) Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance to Participants under this Plan on or after the Effective Date shall be seven hundred thousand (700,000) Shares (the "Share Authorization"), which shall consist of (i) a number of shares not previously authorized for issuance under any plan, plus (ii) the number of shares remaining available for issuance under the Prior Plans but not subject to outstanding awards as of the Effective Date, plus
               (iii) the number of shares subject to awards outstanding under the Prior Plans as of the Effective Date but only to the extent that such outstanding awards are forfeited, expire, or otherwise terminate without the issuance of such Shares.

         (b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be seven hundred thousand (700,000) Shares.

         (c) The maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be one hundred fifty thousand (150,000) Shares, and no Nonemployee Director may receive Awards subject to more than five thousand (5,000) Shares in any Plan Year.

    4.2 SHARE USAGE. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

    4.3 ANNUAL AWARD LIMITS. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits"), as adjusted pursuant to Sections 4.4 and/or 18.2, shall apply to grants of such Awards under this Plan:

         (a) OPTIONS: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be twenty-five thousand (25,000).

         (b) SARS: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be twenty-five thousand (25,000).

          (c) RESTRICTED STOCK OR RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be ten thousand (10,000).

          (d) PERFORMANCE UNITS OR PERFORMANCE SHARES: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be ten thousand (10,000) Shares, or equal to the value of ten thousand (10,000) Shares, determined as of the date of vesting or payout, as applicable.

          (e) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of two hundred fifty thousand dollars ($250,000) or the value of twenty-five thousand (25,000) Shares, determined as of the date of vesting or payout, as applicable.

          (f) OTHER STOCK-BASED AWARDS. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be twenty-five thousand (25,000) Shares.

    4.4 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

    The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

    Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.


ARTICLE 5. ELIGIBILITY AND PARTICIPATION

    5.1 ELIGIBILITY. Individuals eligible to participate in this Plan include all EMPLOYEES, Directors, and Third Party Service Providers.

    5.2 ACTUAL PARTICIPATION. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.


ARTICLE 6. STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible
Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

    6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

    6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

    6.4 TERM OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth
(10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

    6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

    6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

    A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

    Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

    Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

    6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

    6.8 TERMINATION OF EMPLOYMENT. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination.

    6.9 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.


ARTICLE 7. STOCK APPRECIATION RIGHTS

    7.1 GRANT OF SARS. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

    Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

    The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

    7.2 SAR AGREEMENT. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

    7.3 TERM OF SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

    7.4 EXERCISE OF SARS. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

    7.5 SETTLEMENT OF SARS. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
         (b)   The number of Shares with respect to which the SAR is exercised.

    At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

    7.6 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

    7.7 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.


ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    8.1 GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

    8.2 RESTRICTED STOCK OR RESTRICTED STOCK UNIT AGREEMENT. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

    8.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

    Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

    8.4 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

            "The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Standard Motor Products, Inc."

    8.5 VOTING RIGHTS. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

    8.6 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

    8.7 SECTION 83(B) ELECTION. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.


ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES

    9.1 GRANT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

    9.2 VALUE OF PERFORMANCE UNITS/PERFORMANCE SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

    9.3 EARNING OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

    9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

    9.5 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.


ARTICLE 10. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

    10.1 GRANT OF CASH-BASED AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

    10.2 OTHER STOCK-BASED AWARDS. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

    10.3 VALUE OF CASH-BASED AND OTHER STOCK-BASED AWARDS. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

    10.4 PAYMENT OF CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

    10.5 TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.


ARTICLE 11. TRANSFERABILITY OF AWARDS

    11.1 TRANSFERABILITY. Except as provided in Section 11.2 below, during a Participant's lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant's death, may be provided.

    11.2 COMMITTEE ACTION. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).


ARTICLE 12. PERFORMANCE MEASURES

    12.1 PERFORMANCE MEASURES. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance
Measures:

(a) Net earnings or net income  (before or after taxes);
(b) Earnings per share (basic or diluted);
(c) Net sales or revenue growth;
(d) Net operating profit;
(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g) Earnings before or after taxes, interest, depreciation, and/or amortization;
(h) Gross or operating margins;
(i) Productivity ratios;
(j) Share price (including, but not limited to, growth measures and total shareholder return);
(k) Expense targets;
(l) Margins;
(m) Operating efficiency;
(n) Market share;
(o) Customer satisfaction;
(p) Working capital targets; and
(q) Economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

    Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

    12.2 EVALUATION OF PERFORMANCE. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

    12.3 ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

    12.4 COMMITTEE DISCRETION. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.


ARTICLE 13. NONEMPLOYEE DIRECTOR AWARDS

    The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.


ARTICLE 14. DIVIDEND EQUIVALENTS

    Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.


ARTICLE 15. BENEFICIARY DESIGNATION

    Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant's death shall be paid to or exercised by the Participant's executor, administrator, or legal representative.


ARTICLE 16. RIGHTS OF PARTICIPANTS

    16.1 EMPLOYMENT. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.

    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

    16.2 PARTICIPATION. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

    16.3  RIGHTS  AS A  SHAREHOLDER.  Except as  otherwise  provided  herein,  a
Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.


ARTICLE 17. CHANGE OF CONTROL

    17.1 CHANGE OF CONTROL OF THE COMPANY. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

    Upon a Change of Control, except to the extent that another Award meeting the requirements of Section 17.2 (a "Replacement Award") is provided to the Participant to replace such Award (the "Replaced Award"), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and all other then-outstanding Awards whose exercisability depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

    Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore.

    17.2 REPLACEMENT  AWARDS. An Award shall meet the conditions of this Section
17.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control;
and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

    17.3 TERMINATION OF EMPLOYMENT. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.


ARTICLE 18. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

    18.1  AMENDMENT,  MODIFICATION,  SUSPENSION,  AND  TERMINATION.  Subject  to
Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

    18.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

    18.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

    18.4 AMENDMENT TO CONFORM TO LAW. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.


ARTICLE 19. WITHHOLDING

    19.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

    19.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax withholding that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.


ARTICLE 20. SUCCESSORS

    All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


ARTICLE 21. GENERAL PROVISIONS

    21.1 FORFEITURE EVENTS.

          (a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

          (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

    21.2 LEGEND. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

    21.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

    21.4 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    21.5 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    21.6 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

          (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

    21.7 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    21.8 INVESTMENT REPRESENTATIONS. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

    21.9 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

          (a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

          (b) Determine which Employees and/or Directors or Third Party Service Providers outside the United States are eligible to participate in this Plan;

          (c) Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

         (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

         (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

         Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

    21.10 UNCERTIFICATED SHARES. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

    21.11 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

   21.12 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

    21.13 RETIREMENT AND WELFARE PLANS. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's or Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

    21.14 DEFERRED COMPENSATION. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant's Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code
Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

    21.15 NONEXCLUSIVITY OF THIS PLAN. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

    21.16 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

    21.17 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

                            FORM OF OPTION AGREEMENT

                             INCENTIVE STOCK OPTION

                                (NON-ASSIGNABLE)

                               FOR ________ SHARES
                           TO PURCHASE COMMON STOCK OF
                          STANDARD MOTOR PRODUCTS, INC.

               ISSUED PURSUANT TO THE 2006 OMNIBUS INCENTIVE PLAN
                        OF STANDARD MOTOR PRODUCTS, INC.


THIS CERTIFIES that, on _________, 20__, pursuant to the 2006 Omnibus Incentive Plan of Standard Motor Products, Inc. (the "Plan"), ______________ (the "Holder"), an employee of Standard Motor Products, Inc. ("Company"), a New York Corporation, was granted an option ("Option") to purchase all or any part of _______ fully paid and non-assessable shares ("Shares") of the Common Stock (par value of $2.00) of the Company, at the price of $_____ per share ("Option Price"), and $_____ per share respectively for each of the two segments of vesting, subject to the following terms and conditions:

1.   EXERCISE OF OPTIONS.

     a) Except as otherwise provided herein, the Option hereby granted shall be exercisable (vest) at the rate of _____ shares (a "Segment") on each of the next two anniversary dates of this option. The first Segment is exercisable on ________, 20__.

     b) Each Segment of the Option hereby granted shall remain exercisable, unless otherwise determined by the Compensation and Management
          Development Committee pursuant to the Plan, until the tenth anniversary of the date of the vesting of such Segment, to the extent it has not heretofore been exercised. The Plan provides that, except for termination for "Cause", exerciseability may be accelerated by the Compensation and Management Development Committee at any time and is accelerated automatically upon the death or total disability of the Holder.

     c) The per share exercise price of the options shall be $_____ for the _______ shares that vest on __________, 20__, and $______ for the
          ________ shares that vest on _________, 20__.

          If (i) the Board of  Directors of the Company  approves or  authorizes
          (A) the dissolution or liquidation of the Company, or (B) the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a Subsidiary is the surviving corporation, or (C)(i) the sale of all or substantially all of the assets of the Company other than to a Subsidiary, or (ii) a tender offer for the Common Stock (or any other capital stock of the Company or a Subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock")) shall commence, or (iii) during any twelve month period, a majority of the members of the Board of Directors of the Company are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company (each of the events described in clauses
          (i), (ii), and (iii) being referred to hereinafter as an "Extraordinary Transaction"), or (iv) after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a Subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors of the Company in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"); then, effective upon the Board of Directors' approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when the then unexercised Segment or portion thereof of the Option may be exercised shall automatically be accelerated so that each Holder thereof may exercise the then unexercised Segment of the Option in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a Subsidiary or upon the exercise of any option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. If the exercise date of any Segment has been accelerated pursuant to this paragraph, and the Segment or a portion thereof is thereafter exercised, the amount due upon exercise may be paid in any manner and upon the terms permitted herein.

          A Segment or any portion thereof of this Option shall be exercised by the delivery of a written notice ("Exercise Notice") duly signed by the Holder to such effect, accompanied by this Option Agreement and by full payment to the Company of the aggregate Option Price of such exercise pursuant to Section 2 of this Option Agreement. The delivery of such Exercise Notice and the delivery of such payment shall be made to an officer of the Company appointed by either the Chairman of the Board of Directors or by the Compensation and Management Development Committee for the purpose of receiving the same.

          Within a reasonable time after exercise, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to such exercise. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to such exercise or, if such person is the Holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Segment shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Option Agreement in replacement of this Option Agreement which was surrendered at the time of the exercise, indicating the number of Shares with respect to this grant which remain available for exercise, or else this Option Agreement shall be endorsed to give effect to the partial exercise thereof by the updating of Schedule A attached hereto including a certification thereon of such updating by an officer of the Company appointed by the Compensation and Management Development Committee or the Chairman of the Board of Directors.

2.    PAYMENT.

      Payment of the aggregate Option Price pursuant to the exercise of a Segment or portion thereof shall be made in full at the time of such exercise either in cash, or by certified check payable to the order of the Company. In addition, the Compensation and Management Development Committee has decided that such Shares may be exercised, in whole or in part through the surrender of previously acquired Shares of the Company's Common Stock valued at their fair market value on the exercise date or through other financial arrangements made with a stockbroker.

3. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

     a) If the Holder's employment with the Company or its Subsidiaries shall terminate for Cause (the determination of whether such termination was for Cause to be made by the Compensation and Management Development Committee in its sole discretion, which shall be conclusive), then all unexercised Segments or portions thereof held by such Holder shall terminate immediately, and in such case the Holder shall have no right on or after such termination to exercise any part of the then unexercised portion of such Segments notwithstanding the Holder's right to exercise all or a portion of any Segment prior to termination.

     b) If the employment of the Holder shall terminate due to total disability (which shall be determined in each case by the Compensation and Management Development Committee in its sole discretion) or death, the exerciseability of all Segments shall be automatically accelerated.

     c) If the employment of the Holder is terminated for any reason other than (a) or (b) above, the Compensation and Management Development Committee may in its sole discretion, accelerate the exerciseability of any Segment.

      If termination of employment is for any reason other than Cause, the Holder or the representative of the estate of the heirs of a deceased Holder, as the case may be, shall have until the earlier of the end of the 90th business day following such cessation of employment or until the stated expiration date of the Option, and no longer, to exercise any unexercised portion of the Option.

4.    TAX WITHHOLDING.

      If upon the exercise of a Segment or any portion thereof pursuant to this Option Agreement, the Company or a Subsidiary shall be required to withhold any amounts with respect to such exercise by reason of any Federal, state or local tax laws, rules or regulations, then the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any payments (including, but not limited to payments in Shares) to be made to the person exercising such Segment or portion thereof whether in connection with such exercise. In any event, such person shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or other property (including, but not limited to, Shares) to meet the requirements of such withholding; and the Company or Subsidiary shall be entitled to take and authorized such steps as it may deem advisable in order to have the amounts required to be withhold made available to the Company or such Subsidiary out of any funds or property (including, but not limited to, Shares) due or to become due to such person.

5.    EMPLOYMENT.

      Nothing contained herein or in any Certificate of Option or Option Agreement shall be construed to confer on the Holder any right to continue to be employed by the Company or a Subsidiary, or prohibit the Company or a Subsidiary to remove, retire, request the resignation of or discharge the Holder (without or with pay), at any time, with or without Cause.

6. ADJUSTMENT OF SHARES.

       If prior to the complete exercise of any Segment there shall be declared and paid a stock dividend upon the Shares, or if the Shares shall be split, converted, exchanged, classified, combined or in any way substituted for, this Option Agreement shall entitle the Holder upon the future exercise of any Segment or portion thereof to purchase such number and kind of securities or other property, subject to the terms of this Option Agreement which he or she would have been entitled to receive had he or she actually owed the Shares subject to the unexercised portion of any Segment at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of any Segment or portion thereof shall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of any Segment or portion thereof as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. The Compensation and Management Development Committee's determination as to adjustments to be made pursuant to this Section 6 shall be final, binding and conclusive.

7. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS.

      The Company may postpone the issuance and delivery of Shares upon the exercise of any Segment or portion thereof until (a) the admission of such Shares to listing on NYSE or on any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any Federal or state law, rule of regulation as the Company shall determine to be necessary or advisable. Any person exercising such Segment or portion thereof shall make such representations and furnish such information as may, in the opinion of counsel for the company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable Federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of a Segment or portion thereof. Nothing in the Plan or this Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.

8. SUBJECT TO APPLICABLE LAW.

      This Option is subject to all applicable laws and rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or this Option Agreement to the contrary, the Holder shall not be entitled to exercise any Segment or portion thereof and the Company shall not be obligated to issue any Shares to the Holder or to take any other action under this Option Agreement, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Holder or the Company, or a violation of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. This Option Agreement will be administered in accordance with and governed by the laws of the State of New York.

9. DURATION OF OPTION.

      The duration of each Segment of this Option shall be a period of ten years from the date upon which each Segment was granted.

10. NON-TRANSFERABILITY OF OPTIONS.

      This Option, shall not be transferable by the Holder hereof, otherwise than by will or the laws of descent and distribution to the extent provided in Section 3 hereof. This Option may be exercised or surrendered during the holder's lifetime only the Holder hereof, provided, however, that in the event that the Holder becomes legally incapacitated and a committee is appointed to act on his behalf, such committee may exercise this Option that is held by the incapacitated Holder to the same extent as the Holder himself, taking into account the provisions of Section 3 hereof.

11.   STATUS.

      This Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

12.   PLAN.

      This Option Agreement is subject to, and shall be governed by, the terms of the Plan. In the case of a conflict between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.


      IN WITNESS WHEREOF, the Company hereby sets its hand this ___ day of _______, 20__.


                                          STANDARD MOTOR PRODUCTS, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Accepted:


----------------------------
HOLDER,
       ---------------------

                                   SCHEDULE A

                           MULTI-YEAR VESTING SCHEDULE


                                [NAME OF HOLDER]

                OPTION DATED ________, 20__ FOR _______ SHARES


                                               UNEXERCISED
SEGMENT  DATE OF   # OF        EXERCISED       BALANCE #   OFFICER CERTIFICATION
-------  -------   ----    -----------------   ---------   ---------------------
   #     VESTING   SHARES  DATE  # OF SHARES   OF SHARES   DATE        SIGNATURE
   -     -------   ------  ----  -----------   ---------   ----        ---------
  1

                            FORM OF OPTION AGREEMENT
                           NON-QUALIFIED STOCK OPTION
                                (NON-ASSIGNABLE)
                                FOR _______SHARES
                           TO PURCHASE COMMON STOCK OF
                          STANDARD MOTOR PRODUCTS, INC.
              ISSUED PURSUANT TO THE STANDARD MOTOR PRODUCTS, INC.
                           2006 OMNIBUS INCENTIVE PLAN


      THIS CERTIFIES that, on _______, 20__, pursuant to the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan, _____________ (the "Holder"), a director of Standard Motor Products, Inc. ("Company"), a New York Corporation, was granted an option ("Option") to purchase all or any part of _______ fully paid and non-assessable shares ("Shares") of the Common Stock (par value of $2.00) of the Company, at the price of $_____ per share ("Share Price"), subject to the following terms and conditions:

      1. EXERCISE OF OPTIONS. Except as otherwise provided herein, an Option after the grant thereof, shall be exercisable by the Holder at such rate and times as may be fixed by the Board of Directors or Officer Committee, but not sooner than approval of the Plan by stockholders of the Company. No Option may be exercised until the first anniversary of the date upon which the Option was granted.

      An Option shall be exercised by the delivery to the Company of a written notice duly signed by the Holder thereof, accompanied by this Option Agreement and by full payment to the Company of the Exercise Price for the Shares to be purchased pursuant to such exercise. Such deliveries shall be made to the officer of the Company appointed by the Chairman of the Board of Directors or Officer Committee or such other designated person for the purpose of receiving the same.

      Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to exercise of the Option. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to exercise the Option or, if such person is the original holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Option Agreement in replacement of the Option Agreement which was surrendered at the time of the exercise, indicating the number of Shares with respect to which the Option remains available for exercise, or else the original Option Agreement shall be marked to give effect to the partial exercise thereof.

      2. PAYMENT. Payment for the number of shares to be exercised (the Share price times the number of Shares the "Exercise Price") pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, either in cash, or by check payable to the order of the Company. In addition, the Option shall provide that the Exercise Price may be satisfied, in whole or in part through the surrender of previously acquired Shares of the Company at their fair market value on the exercise date or through other financial arrangements made with a stockbroker.

      3. TERMINATION OF INDEPENDENT DIRECTOR RELATIONSHIP. If an Option Holder shall cease to be an Independent Director for any reason other than death, while holding an Option that has not expired and has not been fully exercised, such person shall have until the end of the 90th calendar day following the date he ceases to be such an Independent Director, and no longer, to exercise any unexercised portion of such Option that he or she could have exercised on the day on which such person ceased to be an Independent Director.

If an Option Holder shall cease to be an Independent Director by reason of death, while holding an Option that has not expired and has not been fully exercised, such person's executors, administrators or distributees, as the case may be, may, at any time within 120 calendar days after the date of death (but in no event after the Option has expired under Section 7), exercise the Option with respect to any Shares as to which the decedent could have exercised at the time of death.

      4. ADJUSTMENT OF SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares, or if the Shares shall be split up, converted, exchanged, reclassified, combined or in any way substituted for, the Option to the extent that it has not been exercised, shall entitle the Holder upon the future exercise of the Option, to purchase such number and kind of securities or other property, subject to the terms of the Option which he or she would have been entitled to receive had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of the Option shall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remains to be granted, or with respect to which Options may again be granted, shall be similarly adjusted.

If the Board of Directors approves or authorizes the dissolution or liquidation of the Company, or the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a subsidiary is the surviving corporation, or the sale of all or substantially all of the assets of the Company other than to a subsidiary, or if a tender offer for the Common Stock (or any other capital stock of the Company or a subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock")) shall commence, or if during any twelve month period, a majority of the members of the Board of Directors are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or if, after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"), then, effective upon the Board of Directors approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when each then outstanding Option granted under the Plan may be exercised shall automatically be accelerated so that each Holder thereof may exercise his or her Options in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a subsidiary or upon the exercise of any option or warrant for or other right to purchase Common stock or Recapitalized Stock unless such Common stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date of which has been accelerated pursuant to this paragraph, is thereafter exercised the Share Price may be paid in any manner and upon the terms permitted by the applicable Option. The determination of the Board of Directors or Officer Committee as to adjustments to be made pursuant to this Section 4 shall be final, binding and conclusive.

      5. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of Shares upon the exercise of the Option until (a) the admission of such Shares to listing on NYSE or on any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any federal or state law, rule of regulation as the Company shall determine to be necessary or advisable. Any person exercising the Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of an Option. Nothing in the Plan or this Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.

      6. APPLICABLE LAW. The Options are subject to all applicable laws and rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or this Option Agreement to the contrary, the Holder shall not be entitled to exercise the Option and the Company shall not be obligated to issue any Shares to the Holder or to take any other action under the applicable Option, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Holder or the Company, or a violation of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. This Option Agreement will be administered in accordance with and governed by the laws of the state of New York.

      7. DURATION OF OPTION. The duration of this Option shall be a period of ten years from the date upon which the Option was granted.

      8. NON-TRANSFERABILITY OF OPTIONS. This Option shall not be transferable by the Holder hereof, otherwise than by will or the laws of descent and distribution to the extent provided herein. This Option may be exercised or surrendered during the Holder's lifetime only by the Holder thereof, provided, however, that in the event that the Holder becomes legally incapacitated and a representative or a committee is appointed to act on his or her behalf, such representative or committee may exercise any Options that are held by the incapacitated Holder to the same extent as the Holder could have had he or she not suffered such incapacity.

      9. STATUS. This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      10. PLAN. This Option Agreement is subject to, and shall be governed by, the terms of the Plan. In the case of a conflict between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

     IN WITNESS WHEREOF, the Company hereby sets its hand this ___ day of _____, 20__.

                                 STANDARD MOTOR PRODUCTS, INC.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:
Accepted:



-----------------------------
Holder,
       ----------------------

Address:

                          STANDARD MOTOR PRODUCTS, INC.



                                FORM OF AGREEMENT

                    RESTRICTED SHARES AND PERFORMANCE SHARES

     THIS  AGREEMENT,  dated  as  of  ______________,   between  Standard  Motor
Products, Inc. (the "Company"), a New York corporation, and ________________ (the "Awardee").

     WHEREAS, the Awardee has been granted the following award(s) under the Company's 2006 Omnibus Incentive Plan (the "Plan");

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

     1. AWARD OF RESTRICTED SHARES. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Awardee is hereby awarded ______ Restricted Shares (the "Restricted Share Award"), subject to the terms and conditions of the Plan and those herein set forth. The Restricted Share Award is granted as of ________________ (the "Date of Grant").

     2. AWARD OF PERFORMANCE SHARES. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Awardee is hereby awarded, as of the Date of Grant, ______ Performance Shares (the "Performance Share Award"), subject to the terms and conditions of the Plan and those herein set forth. (Restricted Share Awards and Performance Share Awards are collectively referred to as "Awards" where the context so indicates.)

     3. VESTING OF  RESTRICTED  SHARE AWARD.  Unless  otherwise  provided by the
Committee, the Restricted Share Award under this Agreement and all amounts receivable in connection with any adjustments to the Shares under Sections 4.4 and 18.2 of the Plan shall be subject to the vesting schedule in this Section 3.

      (a) VESTING GENERALLY. This Restricted Share Award shall become fully vested upon [THE FIRST ANNIVERSARY OF THE DATE OF GRANT (FOR INDEPENDENT DIRECTORS)][THE THIRD ANNIVERSARY OF THE DATE OF GRANT (FOR EMPLOYEES)]. In the event of the Awardee's ceasing to be an Employee or a Director, as the case may be (a "Termination of Service"), before the date the Restricted Share Award has vested, except as provided Section 3(b) or 3(c) below, the Awardee shall forfeit the entire Restricted Share Award.

      (b) DEATH, RETIREMENT OR DISABILITY. In the event of Termination of Service of the Awardee by reason of the Awardee's death, retirement at or after age 65, or total disability (as determined by the Committee in its sole discretion), the Awardee shall be immediately vested in the Restricted Share Award..

      (c) CHANGE IN CONTROL. Notwithstanding any provision of this Section 3 to the contrary, the Restricted Share Award shall become immediately vested in full upon a Change in Control of the Company (as defined below). For purposes of this Agreement, "Change in Control of the Company" shall have the meaning assigned to such term in Section 2.9 of the Plan.

     4. VESTING OF AND PAYMENT OF PERFORMANCE SHARE AWARD. The Performance Share Award shall be subject to the Measuring Period and the Threshold, Target and Maximum Performance Goals described in Exhibit A to this Agreement and shall become fully vested upon the third anniversary of the Date of Grant. The Threshold Performance Goal must be met before any payment can be made under the Performance Share Award.

     (a) Upon achievement of the Target Performance Goal, the Awardee shall be entitled to payment of 100% of the Performance Share Award.

     (b) Upon achievement of the Maximum Performance Goal, the Awardee shall be entitled to payment of 200% of the Performance Share Award.

     (c) If the Threshold Performance Goal is not achieved by the end of the Measuring Period, or if the Awardee shall have a Termination of Service prior to the vesting of the Award, the entire Performance Share Award shall be forfeited.

      (d) If performance falls between the Threshold Performance Goal and the Target Performance Goal, or between the Target Performance Goal and the Maximum Performance Goal, the percentage of the Performance Share Award which shall be payable will be as described in Exhibit A.

      (e) The Performance Share Award payable under this Section 4 shall be paid in Shares as soon as practicable after the end of the Measuring Period, except to the extent that the Committee, in its discretion, determines that cash be paid in lieu of some or all of such shares.

     5. OTHER TERMS AND CONDITIONS. It is understood and agreed that the Awards evidenced hereby is subject to the following terms and conditions:

      (a) CERTIFICATES. Each certificate issued in respect of the Restricted Share Award hereunder shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Awardee, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the "Restrictive Legend"). Upon the vesting of Restricted Shares pursuant to Section 3 hereof and the satisfaction of any withholding tax liability pursuant to
Section 8 hereof, the certificates evidencing such vested Shares, not bearing the Restrictive Legend, shall be delivered to the Awardee or other evidence of vested Shares shall be provided to the Awardee.

      (b) RIGHTS OF A STOCKHOLDER. Prior to the time a Restricted Share is fully vested hereunder, the Awardee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share; and the Awardee shall have no right to transfer, pledge, hypothecate or otherwise encumber any Performance Share Award until and unless it has been paid out. Before the Restricted Share Award has fully vested, the Awardee shall have all other rights of a stockholder, including, but not limited to, the right to vote (but not receive dividends during the vesting period) (subject to Section 3 hereof) at the time paid on such Restricted Shares. The Awardee shall have no such stockholder rights with respect to the Performance Share Award until and unless such Award is paid in Shares.

      (c) NO RIGHT TO CONTINUED EMPLOYMENT. This Award shall not confer upon the Awardee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Awardee's employment at any time.

     6. TRANSFER OF SHARES. Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     7. EXPENSES OF ISSUANCE OF SHARES. The issuance of stock certificates hereunder shall be without charge to the Awardee. The Company shall pay, and indemnify the Awardee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.

     8. TAX WITHHOLDING. No later than the date of vesting of (or the date of an election by the Awardee under Code section 83(b) with respect to) the Awards, the Awardee shall pay to the Company an amount sufficient to allow the Company to satisfy its tax withholding obligations. To this end, the Awardee shall either:

      (a) pay the Company the amount of tax to be withheld (including through payroll withholding),

      (b) deliver to the Company other shares of stock of the Company owned by the Awardee prior to such date having a fair market value, as determined by the Committee, not less than the amount of the withholding tax due, which either have been owned by the Awardee for more than six (6) months or were not acquired, directly or indirectly, from the Company,

      (c) make a payment to the Company consisting of a combination of cash and such shares of stock, or

      (d) for Employees only, have the Company withhold Shares that would otherwise be delivered to the Awardee at the time of such vesting (but only in an amount which covers the minimum legally required tax withholding).

     9. REFERENCES. References herein to rights and obligations of the Awardee shall apply, where appropriate, to the Awardee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

     10. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

            If to the Company:

            Standard Motor Products, Inc.
            37-18 Northern Blvd.
            Long Island City, NY 11101
            Attn.:  Office of the Corporate Secretary


            If to the Awardee:

            At the Awardee's most recent address shown on the Company's corporate records, or at any other address which the Awardee may specify in a notice delivered to the Company in the manner set forth herein.


     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

     12. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

     13. WAIVER AND ACKNOWLEDGEMENT. The Awardee agrees that the Plan supercedes and replaces all prior stock option and share incentive plans of the Company, and hereby waives any entitlement to future grants of any shares or options under any previously existing incentive plan other than the Plan, and further agrees that Awardee has no right under any employment contract or agreement to any options or stock of the Company except as specifically set forth in the Plan, or except as provided in previous grants.

     14. CAPITALIZED AND DEFINED TERMS. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                       STANDARD MOTOR PRODUCTS,  INC.

                                       By:
                                          --------------------------------------
                                          Awardee

                                    EXHIBIT A


Awardee Name
             ---------------------------


Number of Performance Shares:
                             -----------


Measuring Period:        to
                  ------    ------------


Threshold Performance Goal:


Target Performance Goal:


Maximum Performance Goal:


Schedule of payments for intermediate results:

                          STANDARD MOTOR PRODUCTS, INC.

                                     FORM OF
                       STOCK APPRECIATION RIGHT AGREEMENT


     THIS  AGREEMENT,  dated  as  of  ______________,   between  Standard  Motor
Products, Inc. (the "Company"), a New York corporation, and ________________ (the "Awardee").

            WHEREAS, the Awardee has been granted the following award(s) under the Company's 2006 Omnibus Incentive Plan (the "Plan");

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

     1. GRANT OF SAR. The Board of Directors of the Company, hereby grants to the Awardee a stock appreciation right (the "SAR"), subject to the terms, definitions and provisions of the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference, and pursuant to this SAR Agreement (the "Agreement").

      2. PAYMENT OF SAR. The SAR shall entitle the Awardee, upon exercise of the SAR, to receive from the Company cash, or shares of Common Stock of the Company, as determined by the Committee in its discretion, with a value equal to the excess of the then fair market value of a share of Common Stock of the Company over the Exercise Base Price (as described in the Notice of Stock Appreciation Right Grant [the "Notice"] attached hereto), multiplied by the number of shares being exercised at the time.

      3. NONASSIGNABILITY OF SARS. The SAR is not assignable or transferable by the Awardee except by will or by the laws of descent and distribution and as otherwise consistent with the terms of the Plan and this Agreement. During the lifetime of the Awardee, only the Awardee shall be entitled to exercise the SAR.

      4. EXERCISE PERIOD. The SAR may be exercised only within the term set forth in the Notice and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.

      5. METHOD OF EXERCISE. This SAR shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the SAR and the number of shares of Common Stock of Standard Motor Products, Inc.("Common Stock") as to which the SAR is to be exercised. Such written notice shall be signed by the Awardee and shall be delivered in person or by certified mail to the Company. This SAR shall be deemed to be exercised upon receipt by the Company of such written notice.

      6. FORM OF PAYMENT. The Company shall satisfy its obligation upon exercise of this SAR in cash, or shares of the Company, as determined by the Committee in its discretion.

      7. TERMINATION OF STATUS AS AN EMPLOYEE. (a) GENERALLY. In the event of the Awardee's ceasing to be an Employee or a Director, as the case may be (a "Termination of Service"), before the date the SAR has fully vested, except as provided Section 7(b) or 7(c) below, the Awardee shall forfeit the non-vested portion of the SAR. In such event, the Awardee may exercise the vested portion of the SAR during the Termination Period set out in the Notice (but in no event later than the "Term/Expiration Date" of this SAR as set forth in the Notice). With respect to any unvested portion of the SAR, and to the extent that Awardee does not exercise this SAR (to the extent otherwise so entitled) within the time specified herein, this SAR shall terminate.

            (b) DEATH, RETIREMENT OR DISABILITY. In the event of Termination of Service of the Awardee by reason of the Awardee's death, retirement at or after age 65, or total disability (as determined by the Committee in its sole discretion), the Awardee shall be immediately vested in the SAR.

            (c) CHANGE IN CONTROL. Notwithstanding any provision of this Section 7 to the contrary, the SAR shall become immediately vested in full upon a Change in Control of the Company (as defined below). For purposes of this Agreement, "Change in Control of the Company" shall have the meaning assigned to such term in Section 2.9 of the Plan.

      8. TAX CONSEQUENCES. Awardee understands that upon exercise of this SAR, the Awardee will be subject to income taxation. Awardee understands that the Company will be required to withhold income tax and FICA tax from the amount recognized at the time of such exercise. Awardee is encouraged to consult with a tax advisor concerning the tax consequences of exercising this SAR.

      9. NO RIGHT TO CONTINUED EMPLOYMENT. This SAR shall not confer upon the Awardee any right with respect to continuance of employment by the Company nor shall this SAR interfere with the right of the Company to terminate the Awardee's employment at any time.

      10. NO RIGHTS AS SHAREHOLDER. Awardee acknowledges and agrees that nothing in this SAR, shall confer upon Awardee any rights as a shareholder of the Company

      11. RECEIPT OF DOCUMENTS. Awardee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. Awardee has reviewed the Plan and this Agreement in their entirety and fully understands all provisions relating to this Agreement. Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

      12. REFERENCES. References herein to rights and obligations of the Awardee shall apply, where appropriate, to the Awardee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

      13. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

            If to the Company:

            Standard Motor Products, Inc.
            37-18 Northern Blvd.
            Long Island City, NY 11101
            Attn.:  Office of the Corporate Secretary


            If to the Awardee:

            At the Awardee's most recent address shown on the Company's corporate records, or at any other address which the Awardee may specify in a notice delivered to the Company in the manner set forth herein.


      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

      15. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.



      16. CAPITALIZED AND DEFINED TERMS. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.



AWARDEE:                                    STANDARD MOTOR PRODUCTS, INC.



                                            By:
------------------------------------           ---------------------------------
Signature



                                            Title:
------------------------------------              ------------------------------
Print Name

                          STANDARD MOTOR PRODUCTS, INC.

                    NOTICE OF STOCK APPRECIATION RIGHT GRANT

[Employee's Name and Address]



      Standard Motor Products, Inc. (the "Company") has granted ________________ ("Awardee") a Stock Appreciation Right ("SAR") covering Shares of Common Stock of Standard Motor Products, Inc. ("Company") as follows:

        Date of Grant:
                                                                 ---------------
        Vesting Start Date:
                                                                 ---------------
        Total Number of Shares Covered by this SAR:
                                                                 ---------------
        Exercise Base Price per share:                           $
                                                                 ---------------
        Term/Expiration Date:
                                                                 ---------------

        VESTING: The SAR shall be vested and exercisable as to ___% of the Common Stock covered by the SAR ______ months after the Vesting Start Date and as to ____ of the Common Stock covered by the SAR each month thereafter on the same day of the month as the Vesting Start Date, subject to the Awardee continuing as an Employee or Director of the Company or an affiliate or subsidiary of the Company on such dates.

        TERMINATION PERIOD: SAR may be exercised for _____ (__) months after Awardee's termination of employment with the Company (but in no event later than the Expiration Date). Upon disability or death, this SAR may be exercised for the period of time provided in the Plan.

       By your signature and the signature of the Company's representative below, you and the Company agree that this SAR is granted under and governed by the terms and conditions of the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan and the Stock Appreciation Right Agreement, all of which are attached and made a part of this document.

AWARDEE:                                    STANDARD MOTOR PRODUCTS, INC.



                                            By:
---------------------------------                 ------------------------------
Signature


                                            Title:
---------------------------------                 ------------------------------
Print Name

EXHIBIT A
                          STANDARD MOTOR PRODUCTS, INC.
                      STOCK APPRECIATION RIGHT ("SAR") EXERCISE NOTICE

Standard Motor Products, Inc.
37-18 Northern Blvd.
Long Island City, NY  11101
Attention:  Secretary

      1. EXERCISE OF SAR. Effective as of today, _______________, the undersigned ("Employee") hereby elects to exercise a stock appreciation right with respect to _________ shares of the Common Stock (the "Shares") of Standard Motor Products, Inc. pursuant to the stock appreciation right agreement ("SAR Agreement") by and between Employee and Standard Motor Products, Inc. ("Company"), dated _______________ and pursuant to the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan (the "Plan").

      2. REPRESENTATIONS OF EMPLOYEE. Employee acknowledges that Employee has received, read and understood the Plan, the SAR Agreement, and the Notice of Stock Appreciation Right Grant ("Notice of Grant") and agrees to abide by and be bound by their terms and conditions.

      3. TAX CONSULTATION. Employee understands that Employee will be subject to income tax as a result of Employee's exercise of rights under the SAR Agreement and this Notice. Employee represents that Employee has consulted with his or her own independent tax advisor in connection with exercising rights under this SAR and that Employee is not relying on the Company for any tax advice.

      4. ENTIRE AGREEMENT. The Plan, Notice of Grant, and the SAR Agreement are incorporated herein by reference and constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof, and are governed by New York law except for that body of law pertaining to conflict of laws.


Submitted by:                               Accepted by:

EMPLOYEE:                                   STANDARD MOTOR PRODUCTS, INC.

                                            By:
---------------------------------           ---------------------------------
(Signature)

                                            Its:
---------------------------------           --------------------------------
Print Name


Address:                                    Address:

                                               37-18 Northern Blvd
---------------------------------           Long Island City, NY  11101

---------------------------------